Exhibit 99.1

news release

Executive Offices	For Further Information Contact:
One Parkway North Blvd.
Suite 100
Deerfield, IL 60015-2559	Richard W. Gochnauer
President and Chief Executive Officer
or
Victoria J. Reich
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 627-7000

FOR IMMEDIATE RELEASE

UNITED STATIONERS REPORTS FOURTH QUARTER

AND 2007 YEAR-END RESULTS

DEERFIELD, Ill., Feb. 14, 2008 – United Stationers Inc. (NASDAQ: USTR) reported record full-year and fourth quarter 2007 net sales and diluted earnings per share.

2007 Financial Highlights

•                  Net sales for 2007 grew 2.2% to $4.6 billion.

•                  2007 diluted earnings per share were $3.83, compared with $4.21 in the same period in 2006. Excluding the non-recurring items discussed below, diluted earnings per share rose 18% to $3.86(1) from $3.27(1) in the prior-year period.

•                  2007 gross margin of 15.2% was essentially flat with the prior year’s adjusted gross margin(1).

•                  The full-year operating margin, adjusted for non-recurring items, was 4.4%(1), up 34 basis points (bps) versus the prior year’s adjusted 4.1%(1).

•                  Net cash provided by operating activities for 2007 totaled $207.4 million, up from $14.0 million in 2006. Excluding the impact of the accounts receivable sold, net cash provided by operating activities in 2007 reached $184.4 million(1) as compared to $14.0 million in 2006.

•                  Share repurchases totaled 1.4 million shares for $81.7 million in the fourth quarter of 2007, bringing total year repurchases to 6.6 million shares for $383.3 million.

Fourth Quarter Financial Highlights

•                  Net sales for the quarter were $1.1 billion, up 0.6% compared with the same period in 2006.

•                  Diluted earnings per share for the fourth quarter of 2007 were $1.12, versus $1.10 in the prior-year quarter. Adjusted for non-recurring items in 2006, fourth quarter diluted earnings per share rose 14% from $0.98(1) in 2006 to $1.12 in 2007.

•                  Gross margin was 16.1% of sales versus 17.7% in last year’s quarter. Adjusted for non-recurring items in 2006, gross margin was 16.7%(1)  and was favorably affected by the timing of supplier allowances earned in the quarter.

•                  The fourth quarter operating margin was 4.6% versus 5.2% in the prior year. Adjusted for non-recurring items, operating margin in the latest quarter was flat with 2006.

“Our focus on profitable growth opportunities, and effectively managing costs and working capital, allowed United to report another year of strong performance despite challenging economic conditions in 2007,” said Richard W. Gochnauer, president and chief executive officer. “These strategies also enabled us to deliver improved operating margins and strong cash flow. In addition, the December 2007 acquisition of ORS Nasco, with sales of nearly $285 million in 2007, gives us a new growth platform beginning in 2008.”

2007 Results

Net sales for the year ended December 31, 2007, were $4.6 billion, up $99.5 million, or 2.2%, compared with the prior year. Adjusted for one additional sales day in 2007, sales were up 1.8% over 2006. This increase reflected continued strong growth in the janitorial and breakroom supplies category.

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Gross margin as a percent of sales for 2007 was 15.2%, compared with 16.6% in 2006. Gross margin in 2006 included previously disclosed non-recurring gains related to the company’s product content syndication program and certain marketing program changes. Excluding these gains, gross margin in 2006 was 15.3%(1), 4 bps higher than 2007 results. Gross margin results in 2007 reflected successful management efforts in key margin components, offset by lower levels of buy-side inflation.

Operating expenses in 2007 totaled $504.2 million, or 10.9% of sales, versus $518.2 million, or 11.4% of sales in 2006. Operating expenses for the latest year were unfavorably affected by a $1.4 million restructuring charge related to finalizing the 2006 workforce reduction. During 2006, operating expenses were unfavorably affected by a $6.0 million restructuring charge reflecting the workforce reduction and a $6.7 million charge related to the write-off of the company’s internal systems initiative. These effects were partially offset by a $4.1 million reversal of a prior-period restructuring charge. Adjusting for these non-recurring items, operating expenses in 2006 would have been 11.2%(1) of sales, reflecting a 38 bps improvement in 2007.

Operating income in 2007 was $202.5 million, or 4.4% of sales, compared with $235.9 million, or 5.2% in 2006. Adjusted for the non-recurring items referenced above, operating margin was 4.4%(1) in 2007 versus 4.1%(1) in 2006. The company-wide focus on total cost management led to this improvement.

Diluted earnings per share for 2007 were $3.83 per share, compared with $4.21 in 2006. On an adjusted basis, 2007 diluted earnings per share were up 18% to $3.86(1) compared with $3.27(1)  in 2006.

Fourth Quarter Results

Net sales for the 2007 fourth quarter were $1.1 billion, up 0.6% versus 2006, but down 1.1% after adjusting for an additional workday in 2007. Gross margin for the latest quarter was 16.1% of sales compared with 17.7% in the prior-year quarter. Adjusted gross margin in 2006 was 16.7%(1), which was favorably affected by the timing of supplier allowances earned in the fourth quarter.

Operating expenses for the 2007 quarter were 11.5% of sales, down from the prior year’s results of 12.5%, as well as the prior year’s adjusted results of 12.0%(1) of sales. Operating margin for the quarter was 4.6% versus 5.2% in the year-ago period. Operating margin in the latest three months was flat with the adjusted 4.6% in the fourth quarter of 2006.

Diluted earnings per share for the fourth quarter were $1.12, compared with $1.10 in the prior-year quarter. Adjusted for non-recurring items in 2006, diluted earnings per share rose 14% from $0.98(1) to $1.12.

Strong Cash Flow Helps Fund Share Repurchases

Net cash provided by operating activities for the years ended December 31, 2007 and 2006 totaled $207.4 million and $14.0 million, respectively. Net cash provided by operating activities, excluding the effects of receivables sold, totaled $184.4 million(1) in 2007, compared with $14.0 million in 2006, reflecting successful working capital improvement initiatives.

Share repurchases in 2007 totaled approximately $383 million or 6.6 million shares. Debt-to-total capitalization (adjusted to include the securitization financing) was 55% at December 31, 2007, compared with 30% in the prior year.(1) Outstanding debt totaled $451 million at December 31, 2007. Total debt and securitization financing rose during 2007 by approximately $357 million(1) to $699 million(1). This increase reflected funding for share repurchases and the acquisition of ORS Nasco.

“Strong cash flow coupled with improved earnings helped drive shareholder value in 2007,” said Gochnauer. “This is evidenced in our record share repurchases. At year-end, we had approximately $68.4 million remaining under our existing share repurchase authorization. Repurchases to date for the first quarter are $44.3 million. We anticipate that the Board of Directors will continue to consider share repurchases throughout 2008.”

Outlook for 2008

“First quarter organic sales to date are trending up approximately 1.6% over the same time last year, driven by strong revenues from janitorial and breakroom supplies,” said Gochnauer. “Office product sales remain soft. Including incremental sales related to ORS Nasco, reported revenues to date are up approximately 7.3%, compared to the prior year.”

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“While the outlook for the economy remains uncertain, we are carefully managing all aspects of our business and expect to achieve solid financial performance in 2008. We plan to continue our disciplined focus on cost control and working capital efficiency improvement. Gross capital spending in 2007 was only $18.7 million, but we expect it to return to more traditional levels in 2008, in the range of $25 million to $35 million. We are confident that the strategic acquisition of ORS Nasco will enhance our performance in 2008.”

“We will continue to focus on our six key value drivers, which we believe will help us reach important milestones: deliver profitable sales growth, drive out waste, grow our private brands, optimize our assets, leverage the potential of our ORS Nasco and Sweet Paper acquisitions and enhance our marketing capabilities,” Gochnauer added. “In addition to the SAP solution that we have discussed in the past, we are also working with other industry software providers to embed our electronic catalog content into their e-commerce solutions, which will enhance the end-consumers’ shopping experience and give our reseller customers a competitive advantage. We expect to have this functionality operational with the key industry software providers during 2008.”

“We look forward to delivering great service to our customers, improving our operating performance, continuing our growth, and creating more value for our shareholders in 2008,” Gochnauer concluded.

Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, February 15, 2008 at 10:00 a.m. CT, to discuss fourth quarter and 2007 results. To participate, callers within the U.S. and Canada should dial (866) 510-0707 and international callers should dial (617) 597-5376 approximately 10 minutes before the presentation. The passcode is “23933020.” To listen to the webcast, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed. This program is provided at no charge to the user. In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, also will be available on United’s Web site.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s reliance on key suppliers; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the impact of variability in customer and end-user demand patterns on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United; United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; and the effects of hurricanes, acts of terrorism and other natural or man-made disruptions.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. The company does not undertake to update any forward-looking statement, and investors are advised to consult any further disclosure by United on this matter in its filings with the Securities and Exchange Commission and in other written statements it makes from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete.

Company Overview

United Stationers Inc. is North America’s largest broad line wholesale distributor of business products, with net sales for 2007 of $4.6 billion. The company’s network of 62 distribution centers allows it to offer nearly 46,000 items to its approximately 20,000 reseller customers. This network, combined with United’s depth and breadth of inventory in technology products, traditional business products, office furniture, janitorial and breakroom supplies, enables the company to ship products overnight to more than 90% of the U.S. and major cities in Mexico. United’s focus on fulfillment excellence has given it an average line fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate. The acquisition of ORS Nasco, Inc. in December 2007 adds eight distribution facilities to the company’s network. ORS Nasco is a pure wholesale distributor of industrial supplies that offers about 200,000 products from over 600 manufacturers to its more than 10,000 independent distributor customers. For more information, visit www.unitedstationers.com.

United Stationers’ common stock trades on the NASDAQ Global Select Market under the symbol USTR.

(1)This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented at the end of this news release. Except as noted, all references within this news release to financial results are presented in accordance with U.S. Generally Accepted Accounting Principles.

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2007	2006	2007	2006

Net sales	$1,119,922	$1,113,764	$4,646,399	$4,546,914
Cost of goods sold	939,232	916,620	3,939,684	3,792,833
Gross profit	180,690	197,144	706,715	754,081

Operating expenses:
Warehousing, marketing and administrative expenses	128,595	134,202	502,810	516,234
Restructuring charge, net	—	5,463	1,378	1,941

Total operating expenses	128,595	139,665	504,188	518,175

Operating income	52,095	57,479	202,527	235,906

Interest expense, net	4,081	2,586	11,912	7,306

Other expense, net	3,841	3,368	14,595	12,786

Income from continuing operations before income taxes	44,173	51,525	176,020	215,814

Income tax expense	15,833	17,784	68,825	80,510

Income from continuing operations	28,340	33,741	107,195	135,304

Loss from discontinued operations, net of tax	—	(147)	—	(3,091)

Net income	$28,340	$33,594	$107,195	$132,213

Net income per common share - diluted:
Net income per share – continuing operations	$1.12	$1.10	$3.83	$4.31
Loss per common share – discontinued operations	—	—	—	(0.10)
Net income per share - diluted	$1.12	$1.10	$3.83	$4.21
Weighted average number of common shares – diluted	25,335	30,577	27,976	31,371

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$21,957	$14,989
Accounts receivable, net*	321,305	273,893
Retained interest in receivables sold, net*	94,809	107,149
Inventories	715,161	681,118
Other current assets	38,595	36,671
Total current assets	1,191,827	1,113,820

Property, plant and equipment, net	173,123	181,478
Intangible assets, net	68,756	26,756
Goodwill, net	315,526	225,816
Other long-term assets	16,323	12,485
Total assets	$1,765,555	$1,560,355

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$448,608	$382,625
Accrued liabilities	199,839	179,156
Deferred credits	122	483
Total current liabilities	648,569	562,264

Deferred income taxes	31,552	17,044
Long-term debt	451,000	117,300
Other long-term liabilities	61,560	62,807
Total liabilities	1,192,681	759,415

Stockholders’ equity:
Common stock, $0.10 par value; authorized – 100,000,000 shares, issued – 37,217,814 shares in 2007 and 2006	3,722	3,722
Additional paid-in capital	376,379	360,047
Treasury stock, at cost – 12,645,513 and 7,172,932 shares at December 31, 2007 and 2006, respectively	(650,187)	(297,815)
Retained earnings	859,292	750,322
Accumulated other comprehensive loss	(16,332)	(15,336)
Total stockholders’ equity	572,874	800,940
Total liabilities and stockholders’ equity	$1,765,555	$1,560,355

*The December 31, 2007 and 2006 accounts receivable balances do not include $248.0 million and $225.0 million, respectively, of accounts receivable sold through a securitization program.

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United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2007	2006
Cash Flows From Operating Activities:
Net income	$107,195	$132,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,700	38, 232
Share-based compensation	8,888	7,953
Write-off of capitalized software development costs	—	6,501
Loss on sale of Canadian Division	—	5,885
Write down of assets held for sale	546	—
Loss (gain) on the disposition of plant, property and equipment	529	(5,482)
Amortization of capitalized financing costs	705	801
Excess tax benefits related to share-based compensation	(9,467)	(4,572)
Deferred income taxes	(4,119)	(16,143)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Increase in accounts receivable, net	(15,907)	(46,875)
Decrease in retained interest in receivables sold, net	12,340	9,389
Decrease (increase) in inventory	14,404	(7,371)
Increase in other assets	(4,781)	(5,504)
Increase (decrease) in accounts payable	70,012	(20,165)
Decrease in checks in-transit	(27,349)	(43,099)
Increase in accrued liabilities	10,879	5,916
Decrease in deferred credits	(361)	(51,255)
Increase in other liabilities	1,147	7,570
Net cash provided by operating activities	207,361	13,994
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(180,603)	—
Sale of Canadian Division	1,295	13,332
Capital expenditures	(18,685)	(46,725)
Proceeds from the disposition of property, plant and equipment	95	14,769
Net cash used in investing activities	(197,898)	(18,624)
Cash Flows From Financing Activities:
Net (repayments) borrowings under Revolving Credit Facility	(1,300)	96,300
Borrowings from financing agreements	335,000	—
Net proceeds from the exercise of stock options	39,658	26,217
Acquisition of treasury stock, at cost	(383,330)	(124,728)
Excess tax benefits related to share-based compensation	9,467	4,572
Payment of debt issuance costs	(1,990)	(163)
Net cash (used in) provided by financing activities	(2,495)	2,198
Effect of exchange rate changes on cash and cash equivalents	—	6
Net change in cash and cash equivalents	6,968	(2,426)
Cash and cash equivalents, beginning of period	14,989	17,415
Cash and cash equivalents, end of period	$21,957	$14,989

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Debt-to-Total Capitalization

(dollars in thousands)

	December 31,
	2007	2006	Change
Long-term debt	$451,000	$117,300	$333,700
Accounts receivable sold	248,000	225,000	23,000
Total debt and securitization (adjusted debt)	699,000	342,300	356,700
Stockholders’ equity	572,874	800,940	(228,066)
Total capitalization	$1,271,874	$1,143,240	$128,634

Adjusted debt-to-total capitalization	55.0%	29.9%	25.1%

Note: Adjusted debt-to-total capitalization is provided as an additional liquidity measure. Generally Accepted Accounting Principles require that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt. Internally, the company considers accounts receivable sold to be a financing mechanism. The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt and calculates debt to total capitalization on that basis.

Adjusted Cash Flow

(in thousands)

	For the Years Ended December 31,
	2007	2006
Cash Flows From Operating Activities:
Net cash provided by operating activities	$207,361	$13,994
Excluding the change in accounts receivable sold	(23,000)	—
Net cash provided by operating activities excluding the effects of accounts receivable sold	$184,361	$13,994

Cash Flows From Financing Activities:
Net cash (used in) provided by financing activities	$(2,495)	$2,198
Including the change in accounts receivable sold	23,000	—
Net cash provided by financing activities including the effects of accounts receivable sold	$20,505	$2,198

Note: Net cash provided by operating activities, excluding the effects of accounts receivable sold, is presented as an additional liquidity measure. Generally Accepted Accounting Principles require that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows. Internally, the company considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations. The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income and Diluted Earnings Per Share

 (in thousands, except per share data)

	For the Three Months Ended December 31,
	2007		2006
		% to		% to
	Amount	Net Sales	Amount	Net Sales

Sales	$1,119,922	100.00%	$1,113,764	100.00%

Gross profit	$180,690	16.13%	$197,144	17.70%
Product content syndication/marketing programs	—	—	(11,201)	-1.00%
Adjusted gross profit	$180,690	16.13%	$185,943	16.70%

Operating expenses	$128,595	11.48%	$139,665	12.54%
Restructuring charge related to workforce reduction	—	—	(6,036)	-0.54%
Restructuring reversal	—	—	573	0.05%
Adjusted operating expenses	$128,595	11.48%	$134,202	12.05%

Operating income	$52,095	4.65%	$57,479	5.16%
Gross profit item noted above	—	—	(11,201)	-1.00%
Operating expense items noted above	—	—	5,463	0.49%
Adjusted operating income	$52,095	4.65%	$51,741	4.65%

Net income per share - diluted	$1.12		$1.10
Per share gross profit item noted above	—		(0.24)
Per share operating expense items noted above	—		0.12
Adjusted net income per share - diluted	$1.12		$0.98

Adjusted net income per diluted share growth rate over the prior year period	14%

Weighted average number of common shares - diluted	25,335		30,577

Note: Adjusted Operating Income and Diluted Earnings per Share excludes the non-recurring effects of product content syndication/marketing programs, the write-off of capitalized software and restructuring charges and reversals. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income. The company believes that excluding these items is an appropriate comparison of its ongoing operating results to last year and that it is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income and Diluted Earnings Per Share

 (in thousands, except per share data)

	For the Years Ended December 31,
	2007		2006
		% to		% to
	Amount	Net Sales	Amount	Net Sales

Sales	$4,646,399	100.00%	$4,546,914	100.00%

Gross profit	$706,715	15.21%	$754,081	16.58%
Product content syndication/marketing programs	—	—	(60,623)	-1.33%
Adjusted gross profit	$706,715	15.21%	$693,458	15.25%

Operating expenses	$504,188	10.85%	$518,175	11.39%
Write-off of capitalized software	—	—	(6,745)	-0.15%
Restructuring charge related to workforce reduction	(1,378)	-0.03%	(6,036)	-0.13%
Restructuring reversal	—	—	4,095	0.09%
Adjusted operating expenses	$502,810	10.82%	$509,489	11.20%

Operating income	$202,527	4.36%	$235,906	5.19%
Gross profit item noted above	—	—	(60,623)	-1.33%
Operating expense items noted above	1,378	0.03%	8,686	0.19%
Adjusted operating income	$203,905	4.39%	$183,969	4.05%

Net income per share - diluted	$3.83		$4.21
Per share gross profit item noted above	—		(1.21)
Per share operating expense items noted above	0.03		0.17
Add back loss on discontinued operations	—		0.10
Adjusted net income per share - diluted	$3.86		$3.27

Adjusted net income per diluted share growth rate over the prior year period	18%

Weighted average number of common shares - diluted	27,976		31,371

Note: Adjusted Operating Income and Diluted Earnings per Share excludes the non-recurring effects of product content syndication/marketing programs, the write-off of capitalized software, restructuring charges and reversals and the loss on the discontinued operations of the Canadian Division. Generally Accepted Accounting Principles require that the effects of these items be included in the Condensed Consolidated Statements of Income. The company believes that excluding these items is an appropriate comparison of its ongoing operating results to last year and that it is helpful to provide readers of its financial statements with a reconciliation of these items to its Condensed Consolidated Statements of Income reported in accordance with Generally Accepted Accounting Principles.

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